As filed with the Securities and Exchange Commission on October 4, 2010 Registration No. 333-164229

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

______________________

AMENDMENT NO. 3

(Part II)

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

L & L ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	1220 (Primary Standard Industrial Classification Code Number)	91-2103949 (I.R.S. Employer Identification No.)

130 Andover Park East

Suite 200

Seattle, WA 98188

(206) 264-8065

(Address, Including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Dickson V. Lee, Chief Executive Officer
L&L Energy, Inc.
130 Andover Park East

Suite 200
Seattle, WA 98188

(206) 264-8065

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copies of all communications, including communications sent to agent for service, shall be sent to:

George H. Wang, Esq. Orrick, Herrington & Sutcliffe LLP 51 W. 52nd Street New York, NY 10019 (212) 506-5345

______________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

                If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

                Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Part II to Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-164229) of L & L Energy, Inc. replaces in its entirety the exhibits filed under Item 16(a) of Amendment No. 3 to the Registration Statement of L & L Energy, Inc. as filed on September 28, 2010 (the "Original Filing").  This Part II should be read in conjunction with the Original Filing and with our other filings made with the Securities and Exchange Commission subsequent to the filing of the Original Filing, including any amendments to those filings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on October 4, 2010.

L&L ENERGY, INC.

By:	/s/ Dickson V. Lee
Dickson V. Lee Chief Executive Officer (Principal Executive Officer)

By:	/s/ Jung Mei Wang
Jung Mei (Rosemary) Wang Acting Chief Financial Officer (Principal Financial and Accounting Officer)

                Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dickson V. Lee		October 4, 2010
Dickson V. Lee	Chairman of the Board, President, and Chief Executive Officer

/s/ Jung Mei Wang		October 4, 2010
Jung Mei (Rosemary) Wang	Acting Chief Financial Officer

/s/ Norman Mineta*		October 4, 2010
Norman Mineta	Director

/s/ Shirley Kiang *		October 4, 2010
Shirley Kiang	Director

/s/ Ian Robinson*		October 4, 2010
Ian Robinson	Director

/s/ Robert Lee *		October 4, 2010
Robert Lee	Director

/s/ Dennis Bracy *		October 4, 2010
Dennis Bracy	Director

*Dickson V. Lee, pursuant to a Power of Attorney executed by each of the officers and directors noted above and filed with the Securities and Exchange Commission, by signing his name hereto does hereby sign and execute this Amendment No. 3 to the Registration Statement on behalf of each of the persons noted above, in the capacities indicated, and does hereby sign and execute this Amendment No. 3 to the Registration Statement on his own behalf in the capacities of Chairman of the Board, President and Chief Executive Officer.

/s/ Dickson V. Lee

Dickson V. Lee

INDEX TO EXHIBITS FILED HEREWITH

Exhibit Number	Description

3.5	Amendment No. 1 to Bylaws

10.34	Employment Agreement of Connie Wong dated May 12, 2010

10.35	Employment Agreement of Clayton Fong dated September 29, 2009

10.36	Employment Agreement of Jung Mei (Rosemary) Wang dated November 17, 2009

10.37	Employment Agreement of Paul Cheng dated September 8, 2010

10.38	Employment Agreement of Paul Lee dated March 9, 2010

10.39	Form of Board Member Contract

10.40	Board Member Contract of Mr. Norman Mineta dated August 4, 2010

21.1	List of Subsidiaries

23.1	Consent of Kabani & Co., Inc.

24.2	Power of Attorney for Mr. Norman Mineta (Included in the signature page to the original filing of Amendment No. 3 to the Registration Statement)